Exhibit 10.6

AGREEMENT

Reference is made to that certain Membership Interest Purchase Agreement, dated September 14, 2022, as amended (the “MIPA”), by and among Eightco Holdings Inc. (formerly Cryptyde, Inc.) (the “Purchaser”), Forever 8 Fund, LLC (“Forever 8”), the members of Forever 8 set forth on the signature pages thereto (the “Sellers”) and Paul Vassilakos, in his capacity as representative of the Sellers (the “Sellers’ Representative”). Reference is also made to those certain Seller Notes issued to the Sellers pursuant to the MIPA. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the MIPA.

WHEREAS, on March 17, 2024 and December 12, 2024, the Parties amended certain provisions of the Seller Notes;

WHEREAS, the Parties now wish to further amend certain provisions of the Seller Notes as provided for herein; and

WHEREAS, pursuant to Section 8.12 of the MIPA, the Sellers’ Representative has full power and authority in each Seller’s name and on each Seller’s behalf to act on such Seller’s behalf in the absolute discretion of the Sellers’ Representative with respect to all matters relating to the MIPA, the other Ancillary Documents (including the Seller Notes) and the transactions contemplated thereunder;

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Conversion of Principal and Accrued Interest. The Sellers hereby convert all remaining outstanding principal and accrued interest, representing an aggregate of $23,580,108, on the Seller Notes into an aggregate of 800,000 shares of Purchaser Common Stock (the “Shares”), with each Seller converting the amount of interest into the number of Shares in the amounts set forth on Schedule A attached hereto. Upon execution of this Agreement and issuance of the Shares, the Seller Note shall be fully satisfied, discharged and extinguished and be of no further force or effect without any further liability on the part of the Purchaser. The Sellers’ Representative confirms each Seller’s representations and warranties set forth on Schedule B attached hereto with respect to the receipt of Purchaser Common Stock provided for hereunder. Purchaser shall include the Shares on the next registration statement it files with the Securities and Exchange Commission and use its reasonable best efforts to cause such registration statement to be declared effective as soon as possible.

2.	Representations and Warranties. Each of the Parties hereby represents and warrants to the other Parties that (a) such Party has all necessary power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement has been duly authorized and approved, (c) no other entity or governing body action on the part of such Party is necessary to authorize the execution and delivery by such Party of this Agreement; and (d) this Agreement has been duly executed and delivered by such Party and, assuming due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity. The Purchaser further represents and warrants that the Purchaser SEC Documents filed since March 17, 2024 (i) at the time they were filed and, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act or the Sarbanes-Oxley Act of 2002, as amended, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, and, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.	Counterparts; Electronic Delivery. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Party of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

4.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State, without reference to such State’s principles of conflict of laws.

5.	Drafting of this Agreement. Each Party acknowledges and agrees that this Agreement has been prepared by Graubard Miller (“GM”) solely in its role as counsel to the Sellers and the Sellers’ Representative. GM is not acting as legal counsel nor providing any legal representation or consultative services to Forever 8 or the Purchaser. Accordingly, the Purchaser has been advised to seek the advice of other counsel in connection with the negotiation and preparation of this Agreement. Notwithstanding the foregoing, Purchaser is paying the legal fees and disbursements of GM incurred in connection with the documentation of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of September 8, 2025.

EIGHTCO HOLDINGS INC.

By:	/s/ Brett Vroman
Name:	Brett Vroman
Title:	CFO

FOREVER 8 FUND, LLC

By:	/s/ Paul Vassilakos
Name:	Paul Vassilakos
Title:	President

SELLERS’ REPRESENTATIVE, on behalf of the Sellers

/s/ Paul Vassilakos

Paul Vassilakos